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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported) May 14, 2001
                                                          ------------


                                 AGENCY.COM Ltd.
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               (Exact name of registrant as specified in charter)

                                    DELAWARE
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                 (State or other jurisdiction of incorporation)

               000-28293                               13-3808969
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       (Commission File Number)              (IRS Employer Identification No.)

 20 EXCHANGE PLACE, NEW YORK, NEW YORK                    10038
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(Address of principal executive offices)                (Zip Code)

                                 (212) 358-8220
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              (Registrant's telephone number, including area code)


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         (Former name or former address, if changed since last report.)



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ITEM 5.  OTHER INFORMATION

      On May 14, 2001, Chan Suh, Kyle Shannon and Ken Trush, each a director and executive officer of AGENCY.COM Ltd. (the "Company"), entered into a Share Purchase Agreement with Seneca Investments LLC ("Seneca") and its wholly-owned subsidiary to sell an aggregate of 8,966,715 shares of the Company's common stock (or approximately 23% of the outstanding common stock of the Company) to Seneca's subsidiary. The purchase price for the shares would be paid in cash, with an initial payment equal to approximately $0.94 per share and a potential subsequent payment equal to approximately $0.47 per share. Additional cash payments for the shares would be made under an earn-out formula based upon the Company's profitability over a number of years ending December 31, 2006. Also, under the terms of the Share Purchase Agreement, Seneca has agreed following the closing of that transaction to vote its shares of the Company's common stock in favor of appointing to the Board of Directors Mr. Suh, the current Chairman of the Board, Chief Executive Officer and President of the Company, and not to cause the Company to take certain actions (such as acquisitions, dispositions or the hiring or firing of employees) without Mr. Suh's consent. The sale of these shares is also subject to a number of conditions and government approvals, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Act of 1976, as amended.

      Earlier in May 2001, Seneca had acquired beneficial ownership of 19,928,278 shares of the company's common stock from Omnicom Group, Inc. and certain unrelated third party warrant-holders, amounting to approximately 45% of the outstanding shares of common stock of the Company.

      The Company also announced on May 14, 2001 that its Board of Directors had received a non-binding proposal from Seneca to acquire the remaining public shares of the Company's common stock for $3.00 per share. The Company has referred this non-binding proposal to an independent Board committee formed to review the proposal and composed of the independent directors of the Company's Board of Directors. This non-binding proposal is subject to a number of customary conditions, including the approval of the proposal by the Company's Board of Directors based solely upon the recommendation from the independent Board committee, and is also conditioned upon the participation in the proposed transaction of at least two-thirds of the shares of the Company's common stock not held by or under contract to be purchased by Seneca.

      The foregoing descriptions of the Share Purchase Agreement and Seneca's May 14, 2001 non-binding proposal are qualified in their entirety by reference to the full text of the agreement and the proposal, each of which are attached hereto as exhibits.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (c)   Exhibits.

      The following documents are filed as exhibits to this report:

            99.1 Share Purchase Agreement, dated as of May 14, 2001, by and among Seneca Investments LLC, E-Services Investments Agency Sub and the stockholders listed therein

                                       2

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            99.2     Letter dated May 14, 2001 from Seneca to the Company

            99.3     Press Release dated May 14, 2001




                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          AGENCY.COM Ltd.


Date: June 4, 2001
                                          By:         /s/ James Imbriaco
                                              ----------------------------------
                                              Vice President and General Counsel


                                       3
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

                                  EXHIBIT INDEX

           Exhibit
            99.1 Share Purchase Agreement, dated as of May 14, 2001, by and among Seneca Investments LLC, E-Services Investments Agency
                     Sub and the stockholders listed therein

            99.2     Letter dated May 14, 2001 from Seneca to the Company

            99.3     Press Release dated May 14, 2001



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